Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Zack Zaki +1.215.299.5899
zack.zaki@fmc.com

FMC Corporation delivers solid first quarter results and raises full-year adjusted EBITDA and adjusted EPS guidance

Strong pricing, accelerating new product introductions, and cost discipline drove margin expansion in the quarter

First Quarter 2023 Highlights
•Revenue of $1.34 billion, flat versus Q1 2022 and up 4 percent organically1
•Consolidated GAAP net income of $196 million, down 7 percent versus Q1 2022
•Adjusted EBITDA of $362 million, up 2 percent versus Q1 2022
•Consolidated GAAP earnings of $1.55 per diluted share, down 6 percent versus Q1 2022
•Adjusted earnings per diluted share of $1.77, down 6 percent versus Q1 2022
•Returned approximately $100 million to shareholders, including $25 million in share repurchases
Full-Year Outlook2
•Maintains revenue outlook of $6.08 to $6.22 billion, reflecting 6 percent growth at the midpoint versus 2022
•Raises adjusted EBITDA outlook to a range of $1.50 to $1.56 billion, reflecting 9 percent growth at the midpoint versus 2022
•Raises adjusted earnings per diluted share outlook to $7.34 to $7.94, reflecting 3 percent growth at the midpoint versus 2022, excluding any impact from potential additional share repurchases in 2023
•Maintains free cash flow outlook of $530 to $720 million

PHILADELPHIA, May 1, 2023 – FMC Corporation (NYSE:FMC) today reported first quarter 2023 revenue of $1.34 billion, flat versus first quarter 2022, and up 4 percent organically. On a GAAP basis, the company reported earnings of $1.55 per diluted share in the first quarter, a decrease of 6 percent versus first quarter 2022. First quarter adjusted earnings were $1.77 per diluted share, down 6 percent

Page 2 / FMC Corporation delivers solid first quarter results and raises full-year adjusted EBITDA and adjusted EPS guidance versus first quarter 2022, however, adjusted earnings were $0.02 above the midpoint of the guidance range.

First Quarter Adjusted EPS versus Guidance (midpoint)*	+4 cents*
Adjusted EBITDA	+4 cents
Share count	+1 cent
Minority interest	-1 cent
* Guidance refers to midpoint of EPS guidance presented on February 7, 2023

“FMC delivered a solid first quarter with strong pricing actions, growth of new products and cost discipline driving margin expansion. New product growth and expanded market access contributed to robust North America sales, which helped offset volume headwinds in other regions,” said Mark Douglas, FMC president and chief executive officer.
First quarter revenue was driven by 7 percent contribution from price, offset by a 3 percent decline in volume and a 4 percent headwind from foreign currencies, especially in EMEA and Asia.
North America had a record quarter with 28 percent year-over-year growth (up 30 percent organically). Canada doubled first quarter revenue compared to the prior-year period driven by gains in market access, strong growth of new products and price increases. Overall, product mix in North America also benefited from higher sales of new products.
Sales in EMEA declined 4 percent (up 2 percent organically) compared to the prior-year period as robust pricing actions mostly offset volume headwinds in herbicides as well as anticipated registration losses and the loss of sales in Russia. FX continued to be a headwind in the region
In Latin America, revenue declined 12 percent versus the first quarter of 2022, driven by drought conditions that caused missed applications in southern Brazil and Argentina. Sales were stable in Mexico and the Andean region.
Asia sales decreased 22 percent (down 15 percent organically) year-over-year as dry conditions in Australia and active management of high channel inventory in India impacted revenue.
Globally, Plant Health revenue was down 2 percent in the quarter (up 8 percent organically) as strong sales growth in EMEA and Latin America were offset by FX headwinds and slower sales in North America following a very strong fourth quarter.

Page 3 / FMC Corporation delivers solid first quarter results and raises full-year adjusted EBITDA and adjusted EPS guidance

FMC Revenue	Q1 2023
Total Revenue Change (GAAP)	0%
Less FX Impact	(4%)
Organic[1] Revenue Change (Non-GAAP)	4%
FMC first quarter adjusted EBITDA was $362 million, an increase of 2 percent from the prior-year period with EBITDA margin expanding more than 60 basis points year-over-year. This increase was driven primarily by pricing gains, new product introductions and cost discipline, partially offset by continued FX headwinds.
Outlook2
The company is forecasting full-year 2023 revenue to be in the range of $6.08 billion to $6.22 billion, unchanged since the last guidance and representing an increase of 6 percent at the midpoint versus 2022. FMC is raising its full-year adjusted EBITDA guidance by $10 million at the midpoint. Full-year adjusted EBITDA is now expected to be in the range of $1.50 billion to $1.56 billion, representing 9 percent year-over-year growth at the midpoint based on the first quarter performance, continued pricing gains, positive product mix and projected input cost tailwinds. 2023 adjusted earnings range is also increased to $7.34 to $7.94 per diluted share, representing a year-over-year increase of 3 percent at the midpoint. The company is maintaining full-year free cash flow guidance in the range of $530 million to $720 million.
Second quarter revenue is expected to be in the range of $1.42 billion to $1.48 billion, which is flat at the midpoint compared to second quarter 2022. Headwinds from lower volumes in select markets and FX are expected to be offset by gains from pricing actions and sales of new products. Adjusted EBITDA is forecasted to be in the range of $350 million to $370 million, which is flat at the midpoint versus prior-year period. FMC expects adjusted earnings per diluted share to be in the range of $1.66 to $1.86 in the second quarter, which represents a 9 percent decrease at the midpoint versus second quarter 2022 due to higher interest expense. Midpoint of Q2 guidance combined with Q1 actual results implies flat first-half sales, 1 percent increase in first-half EBITDA and 7 percent decrease in first-half EPS compared to the same period last year.

Page 4 / FMC Corporation delivers solid first quarter results and raises full-year adjusted EBITDA and adjusted EPS guidance

Midpoint of first-half guidance implies a 12 percent increase in second-half sales, a 17 percent increase in second-half EBITDA and a 14 percent increase in second-half EPS compared to the same period last year. Continued market access gains and the increased forecast of new product growth as well as pricing is expected to drive second half revenue growth. Input costs are expected to become a tailwind around the midpoint of the year with a significant benefit from lower costs in the third quarter resulting in a second half that is front loaded on earnings growth.

	Full Year 2023 Outlook[2]	Q2 2023 Outlook [2]	First Half Outlook[2]	Second Half Outlook[2]
Revenue	$6.08 to $6.22 billion	$1.42 to $1.48 billion	$2.76 to $2.82 billion	$3.32 to $3.40 billion
Growth at midpoint vs. 2022*	6%	0%	0%	12%
Adjusted EBITDA	$1.50 to $1.56 billion	$350 to $370 million	$712 to $732 million	$788 to $828 million
Growth at midpoint vs. 2022*	9%	0%	1%	17%
Adjusted EPS^	$7.34 to $7.94	$1.66 to $1.86	$3.43 to $3.63	$3.91 to $4.31
Growth at midpoint vs. 2022*	3%	(9)%	(7)%	14%
^ EPS estimates assume 126.1 million diluted shares for full year and 126.1 million diluted shares for Q2. Outlook for EPS and WADSO does not include the impact of any additional share repurchases that may take place in 2023

“We expect second quarter results to be largely in line with the prior year. We are raising our full-year EBITDA guidance, and narrowing our range, based on the first quarter performance and our expectation of continued pricing gains, positive mix supported by new products as well as input cost tailwinds that are projected to be realized in the second half of the year, particularly in the third quarter. The strength of our portfolio, diversity of crop mix and investments in market access have positioned us well to deliver another year of revenue and earnings growth as well as margin expansion,” said Douglas.

Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their

Page 5 / FMC Corporation delivers solid first quarter results and raises full-year adjusted EBITDA and adjusted EPS guidance toughest challenges economically while protecting the environment. With approximately 6,600 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn® and Twitter®.

Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.

In some cases, FMC has identified these forward-looking statements by such words or phrases as "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2022 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). Moreover, investors are cautioned to interpret many of these factors as being impacted as a result of the residual adverse impacts of COVID and governmental, business, and societal responses to COVID. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.

We specifically decline to undertake any obligation, and specifically disclaims any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include adjusted EBITDA, adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP term.
1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.

2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.
# # #

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$1,344.3	$1,350.8
Costs of sales and services	763.0	778.1
Gross margin	$581.3	$572.7
Selling, general and administrative expenses	185.9	188.5
Research and development expenses	78.4	71.8
Restructuring and other charges (income)	12.5	9.1
Total costs and expenses	$1,039.8	$1,047.5
Income from continuing operations before non-operating pension and postretirement charges (income), interest expense, net and income taxes	$304.5	$303.3
Non-operating pension and postretirement charges (income)	4.6	4.3
Interest expense, net	51.4	29.9
Income (loss) from continuing operations before income taxes	$248.5	$269.1
Provision (benefit) for income taxes	41.1	42.3
Income (loss) from continuing operations	$207.4	$226.8
Discontinued operations, net of income taxes	(11.5)	(15.2)
Net income (loss)	$195.9	$211.6
Less: Net income (loss) attributable to noncontrolling interests	(0.1)	4.2
Net income (loss) attributable to FMC stockholders	$196.0	$207.4
Amounts attributable to FMC stockholders:
Income (loss) from continuing operations	$207.5	$222.6
Discontinued operations, net of tax	(11.5)	(15.2)
Net income (loss)	$196.0	$207.4
Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.65	$1.77
Discontinued operations	(0.09)	(0.12)
Basic earnings per common share	$1.56	$1.65
Average number of shares outstanding used in basic earnings per share computations	125.3	126.1
Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.64	$1.76
Discontinued operations	(0.09)	(0.12)
Diluted earnings per common share	$1.55	$1.64
Average number of shares outstanding used in diluted earnings per share computations	126.1	126.8

Other Data:
Capital additions and other investing activities	$51.3	$54.9
Depreciation and amortization expense	44.7	42.4

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to FMC stockholders (GAAP)	$196.0	$207.4
Corporate special charges (income):
Restructuring and other charges (income) (a)	12.5	9.1
Non-operating pension and postretirement charges (income) (b)	4.6	4.3
Income tax expense (benefit) on Corporate special charges (income) (c)	(2.0)	(0.9)
Adjustment for noncontrolling interest, net of tax on Corporate special charges (income)	(2.8)	—
Discontinued operations attributable to FMC stockholders, net of income taxes	11.5	15.2
Tax adjustment (e)	3.3	3.6
Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$223.1	$238.7

Diluted earnings per common share (GAAP)	$1.55	$1.64
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.10	0.07
Non-operating pension and postretirement charges (income)	0.04	0.03
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.02)	(0.01)
Adjustment for noncontrolling interest, net of tax on Corporate special charges (income) per diluted share	(0.02)	—
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share (d)	0.09	0.12
Tax adjustments per diluted share	0.03	0.03
Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$1.77	$1.88

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	126.1	126.8
____________________
(1)The Company believes that the Non-GAAP financial measure “Adjusted after-tax earnings from continuing operations attributable to FMC stockholders” and its presentation on a per share basis provides useful information about the Company’s operating results to management, investors, and securities analysts. Adjusted earnings excludes the effects of corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
(a)Three Months Ended March 31, 2023:
Restructuring and other charges (income) includes asset impairment and other charges of $0.9 million related to various global restructuring initiatives. Other charges (income) of $11.6 million, relates primarily to a $6.9 million remeasurement charge triggered during the period as a result of the significant currency depreciation of the Pakistani Rupee. On January 25th, 2023, the Pakistani Rupee experienced its largest single day drop against the US dollar in over two decades following the removal of the USD-PKR exchange cap in place on the country's currency. Additionally, other charges (income) relating to environmental sites of $2.3 million were recognized during the period as well as $2.4 million of other miscellaneous charges.
Three Months Ended March 31, 2022:
Restructuring and other charges (income) is primarily comprised of $8.4 million fixed asset and other charges resulting from the closure of certain manufacturing sites during the period. Restructuring and other charges (income) also includes income relating to environmental sites of $3.3 million, as well as severance, restructuring, and other charges of $2.8 million from various restructuring programs and other miscellaneous charges of $1.2 million.
(b)Our non-operating pension and postretirement charges (income) are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(d)Discontinued operations includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities.
(e)We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and include a Non-GAAP tax provision based upon the projected annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but are not limited to: income tax expenses or benefits that are not related to continuing operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to continuing operating results thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended March 31,
(in Millions)	2023	2022
Non-GAAP tax adjustments
Foreign currency remeasurement and other discrete items	$3.3	$3.6
Total Non-GAAP tax adjustments	$3.3	$3.6

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Net income (loss) (GAAP)	$195.9	$211.6
Restructuring and other charges (income)	12.5	9.1
Non-operating pension and postretirement charges (income)	4.6	4.3
Discontinued operations, net of income taxes	11.5	15.2
Interest expense, net	51.4	29.9
Depreciation and amortization	44.7	42.4
Provision (benefit) for income taxes	41.1	42.3
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$361.7	$354.8
___________________
(1)     Referred to as Adjusted EBITDA. Defined as operating profit excluding corporate special charges (income) and depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Cash provided (required) by operating activities of continuing operations (GAAP)	$(851.3)	$(597.8)
Transaction and integration costs	—	0.5
Adjusted cash from operations(1)	$(851.3)	$(597.3)

Capital expenditures	(46.9)	(50.3)
Other investing activities	(4.4)	(4.6)
Capital additions and other investing activities	$(51.3)	$(54.9)

Cash provided (required) by operating activities of discontinued operations	(12.6)	(11.0)
Transaction and integration costs	—	(0.5)
Legacy and transformation	$(12.6)	$(11.5)

Free cash flow (Non-GAAP)(2)	$(915.2)	$(663.7)
___________________
(1)Adjusted cash from operations is defined as cash provided (required) by operating activities of continuing operations excluding the effects of transaction-related cash flows.
(2)Free cash flow is defined as Adjusted cash from operations reduced by spending for capital additions and other investing activities as well as legacy and transformation spending. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts about the cash generated by routine business operations, including capital expenditures, in addition to assessing our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends. Our use of free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results under U.S. GAAP.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

Three Months Ended March 31, 2023 vs. 2022
Total Revenue Change (GAAP)	—%
Less: Foreign Currency Impact	(4)%
Organic Revenue Change (Non-GAAP)	4%

___________________
(1)    We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our on going revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$494.4	$572.0
Trade receivables, net of allowance of $32.8 in 2023 and $33.9 in 2022	3,202.1	2,871.4
Inventories	1,910.9	1,651.6
Prepaid and other current assets	414.4	343.6
Total current assets	$6,021.8	$5,438.6

Property, plant and equipment, net	862.7	849.6
Goodwill	1,592.0	1,589.3
Other intangibles, net	2,500.1	2,508.1
Deferred income taxes	218.8	210.7
Other long-term assets	536.7	575.0
Total assets	$11,732.1	$11,171.3

Short-term debt and current portion of long-term debt	$1,878.6	$540.8
Accounts payable, trade and other	1,182.8	1,252.2
Advanced payments from customers	14.0	680.5
Accrued and other liabilities	596.4	601.8
Accrued customer rebates	738.0	465.3
Guarantees of vendor financing	114.8	142.0
Accrued pensions and other postretirement benefits, current	3.5	2.3
Income taxes	140.2	114.7
Total current liabilities	$4,668.3	$3,799.6

Long-term debt, less current portion	$2,334.0	$2,733.2
Long-term liabilities	1,235.3	1,237.6
Equity	3,494.5	3,400.9
Total liabilities and equity	$11,732.1	$11,171.3

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2023	2022
Cash provided (required) by operating activities of continuing operations	$(851.3)	$(597.8)

Cash provided (required) by operating activities of discontinued operations	(12.6)	(11.0)

Cash provided (required) by investing activities of continuing operations	(54.4)	(55.9)

Cash provided (required) by financing activities of continuing operations	840.3	515.5

Effect of exchange rate changes on cash	0.4	(2.5)
Increase (decrease) in cash and cash equivalents	$(77.6)	$(151.7)

Cash and cash equivalents of continuing operations, beginning of period	$572.0	$516.8

Cash and cash equivalents, beginning of period	$572.0	$516.8

Cash and cash equivalents, end of period	$494.4	$365.1